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                                                            Exhibit No. (10)(ix)










                        GREAT LAKES CHEMICAL CORPORATION
                            DIRECTORS RETIREMENT PLAN
                           (Effective January 1, 1993)
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                        GREAT LAKES CHEMICAL CORPORATION
                            DIRECTORS RETIREMENT PLAN
                           (EFFECTIVE JANUARY 1, 1993)

                                Table of Contents

ARTICLE 1
Establishment                                                  1
         1.1      Establishment and Purpose                    1
         1.2      Applicability                                1

ARTICLE II
Participation                                                  2
         2.1      Eligibility and Participation                2
         2.2      Duration                                     2

ARTICLE III
Benefit; Payment                                               3
         3.1      Accrued Benefit                              3
         3.2      Time and Method of Payment                   3

ARTICLE IV
Funding                                                        4
         4.1      Funding                                      4

ARTICLE V
Amendment, Administration                                      5
         5.1      Amendment and Termination                    5
         5.2      Administration                               5
         5.3      Deduction of Taxes from Amounts Payable      5
         5.4      Indemnification                              5
         5.5      Expenses                                     5

ARTICLE VI
Miscellaneous                                                  6
         6.1      Interests not Transferable                   6
         6.2      Contract of Employment                       6
         6.3      Headings                                     6
         6.4      Invalidity                                   6
         6.5      Law Governing                                6
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                        GREAT LAKES CHEMICAL CORPORATION
                            DIRECTORS RETIREMENT PLAN
                           (EFFECTIVE JANUARY 1, 1993)

                                    ARTICLE I
                                  ESTABLISHMENT

1.1 ESTABLISHMENT AND PURPOSE. Great Lakes Chemical Corporation (the "Company") hereby restates the Great Lakes Chemical Corporation Directors Retirement Plan (the "Plan"), effective January 1, 1993 (the "Effective Date"). The purpose of the Plan is to provide former non-employee members of the Board of Directors (the "Board") of the Company with a pension benefit in recognition of their service to the Company.

1.2 APPLICABILITY. The provisions of the Plan shall apply only to a non-employee Director who terminates his directorship on or after the Effective Date.


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                                   ARTICLE II
                                  PARTICIPATION

2.1 ELIGIBILITY AND PARTICIPATION. Each non-employee Director shall be eligible for a benefit after completing five (5) years of service as a member of the Board.

         A Director shall be credited with one year of service for eligibility or benefit calculation purposes for each calendar year during which the Director was a member of the Board for six or more calendar months.

2.2 DURATION. Any Director who became a Participant shall continue to be a Participant as long as he is entitled to benefits hereunder.



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                                   ARTICLE III
                                BENEFIT; PAYMENT

3.1 ACCRUED BENEFIT. An eligible Director shall be entitled to an annual benefit, payable for his lifetime only, equal to the percentage (%) determined below of the Annual Retainer paid to the Director for his last completed calendar year of service as a Director. No benefit shall be payable under the Plan upon the death of a Director or former Director.

                  ANNUAL BENEFIT                              YEARS
                  --------------                              -----
               % OF DIRECTOR'S FEES                        OF SERVICE
               --------------------                        ----------

                           0%                             Less than 5
                          50%                                       5
                          60%                                       6
                          70%                                       7
                          80%                                       8
                          90%                                       9
                         100%                               10 or more

The Annual Retainer is the annual retainer paid by the Corporation for Board membership; it does not include meeting fees, fees paid for membership on board committees, special retainers, fees paid for attending meetings of the Board or of its committees, expense reimbursement or per diem.

The Annual Benefit shall be equal to the Annual Retainer in effect immediately prior to the Director's retirement date.

3.2 TIME AND METHOD OF PAYMENT. The Accrued Benefit shall commence to be paid annually (or more frequently at the election of the Company), upon the first day of the month following the later of the former Director's attainment of age 70 or the last day the Director is a member of the Board.




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                                   ARTICLE IV
                                     FUNDING

4.1 FUNDING. All benefits under this Plan shall be paid directly from the general funds of the Company, and no special or separate fund shall be established and no other segregation of assets shall be made to assure payment. No Director shall have a right, title or interest whatever in or to any investments which the Company may make to aid the Company in meeting its obligation hereunder. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and a Director. To the extent that any person acquires a right to receive payments from the Company hereunder, such rights shall be no greater than the right of an unsecured creditor of the Company.



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                                    ARTICLE V
                            AMENDMENT, ADMINISTRATION

5.1 AMENDMENT AND TERMINATION. The Company intends the Plan to be permanent, but reserves the right at any time to modify, amend, or terminate the Plan, provided that the Company shall not cancel, reduce, or otherwise adversely affect the amount of benefits of any Participant accrued as of the date of any such modification, amendment, or termination, without the consent of the Participant.

5.2 ADMINISTRATION. The Plan shall be administered by the Executive Committee of the Board of Directors of the Company, which shall be authorized to interpret the Plan, to adopt rules and practices concerning the administration of the Plan, to resolve questions concerning the eligibility for the amount of the Accrued Benefit, and to delegate all or any portion of its authority hereunder to designated officers or employees of the Company. A Director shall not have the power to take part in any discriminatory decision or action affecting his own interest as a Participant unless such decision or action is upon a matter which affects all other Participants similarly situated and confers no special right, privilege or benefit not simultaneously conferred upon all other such Participants.

5.3 DEDUCTION OF TAXES FROM AMOUNTS PAYABLE. The Company may deduct from the amount to be distributed such amount as the Company, in its sole discretion, deems proper for the payment of income, employment, death, succession, inheritance, or other taxes with respect to benefits under the Plan.

5.4 INDEMNIFICATION. The Company shall indemnify and hold harmless each employee, officer, or director of the Company to whom is delegated duties, responsibilities, and authority with respect to the Plan against all claims, liabilities, fines and penalties, and all expenses reasonably incurred by or imposed upon him (including but not limited to reasonable attorney fees) which arise as a result of his actions or failure to act in connection with the operation and administration of the Plan to the extent lawfully allowable and to the extent that such claim, liability, fine, penalty, or expense is not paid for by liability insurance purchased or paid for by the Company. Notwithstanding the foregoing, the Company shall not indemnify any person for any such amount incurred through any settlement or compromise of any action unless the Company consents in writing to such settlement or compromise.

5.5 EXPENSES. The expenses of administering the Plan shall be paid by the Company.



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                                   ARTICLE VI
                                  MISCELLANEOUS

6.1 INTERESTS NOT TRANSFERABLE. Benefits payable under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, including any such liability which is for alimony or other payments for the support of a spouse or former spouse, or for any other relative of a Participant prior to actually being received by the person entitled to the benefit under the terms of the Plan, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge, or otherwise dispose of any right to benefits payable hereunder shall be void. The Company shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any person entitled to benefits hereunder. If any person shall attempt to, or shall alienate, sell, transfer, assign, pledge, or otherwise encumber his benefits under this Plan, or if by any reason of his bankruptcy or other event happening at any time, such benefit would devolve upon any other person or would not be enjoyed by the person entitled hereto under the Plan, the Executive Committee of the Board, in its discretion, may terminate the interest in any such benefits of the person entitled thereof under the Plan and hold or apply them to or for the benefit of such person entitled thereto under the Plan in such manner as the Board may deem proper.

6.2 CONTRACT OF EMPLOYMENT. Nothing contained herein shall be construed to constitute a contract of employment between a Participant and the Company or to confer any right of a Director to remain on the Board.

6.3 HEADINGS. The headings of Articles and Sections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

6.4 INVALIDITY. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof and the Plan shall be construed and enforced as if such provisions, to the extent invalid or unenforceable, had not been included.

6.5 LAW GOVERNING. The Plan shall be construed and enforced according to the laws of Indiana other than its laws respecting choice of law.


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         IN WITNESS WHEREOF, the Company has executed this Plan this 28 day of
December, 1993.



                                      GREAT LAKES CHEMICAL CORPORATION

                                      By:
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